Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet, Inc. Announces Fiscal Year 2014 Financial Results

Teleconference and Webcast to be Held Today at 4:30 PM ET

March 31, 2015 -- Milwaukee, WI -- Telkonet, Inc. (OTCQB: TKOI), creator of the EcoSmart platform of in-room automation solutions integrated to optimize energy efficiency, comfort and data collection in support of the emerging Internet of Things (IoT) today announced financial results for fiscal year ended December 31, 2014. Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today, March 31st at 4:30 PM ET/3:30 PM CT.

Commenting on the 2014 financial results, Jason Tienor, Telkonet's CEO stated, “We’re very pleased to report both top line revenue growth and profitability for fiscal 2014. For two of the last three years we’ve demonstrated our ability to achieve profitability while expanding Telkonet’s product and business. Through execution of our strategic plan and effective expense management, we continue to achieve gross margin goals while reducing year-over-year SG&A and operating expenses.”

“With the full release of the EcoSmart Platform completed in 2014, 2015 will mark the first full year of sales for the EcoSmart offering. And while we continue in our technology development with the upcoming release of 2 new products this year and several additional mobile developments, we are seeing enormous growth in the energy management and Internet of Things markets where our platform contributes the most. We look forward to continuing our product penetration and market expansion in this growing billion dollar global industry.”

Financial Highlights for the Twelve Months Ended December 31, 2014:

•	Total revenue for fiscal 2014 was $14.8 million, up 7% from fiscal 2013.
•	Gross Margin increased by $0.5 million or 7% for fiscal 2014.
•	The Company reported operating income of $0.3 for fiscal 2014 compared to an operating loss of $3.7 million in fiscal 2013.
•	The Company reported adjusted EBITDA of $0.6 million for fiscal 2014 compared to a negative $0.5 million in fiscal 2013.
•	Fiscal 2014 non-recurring revenue increased by 8% compared to fiscal 2013.
•	Excluding the non-cash goodwill impairment charge on Smart Systems International of $2.8 million in 2013, fiscal 2014 operating expenses decreased by $0.7 million or 9%. R&D costs included in operating expenses increased 12% compared to fiscal 2013.
•	Sales and use tax liability decreased from $1.1 million at December 31, 2013 to $0.4 million at December 31, 2014. The Company continued to execute Voluntary Disclosure Agreements, settling with twelve more states.

Telkonet, Inc. • 20800 Swenson Drive, Suite 175 • Waukesha, WI 53186 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

1

Mr. Tienor continued, “Through continued retirement of legacy payables and liabilities as is demonstrated in the reduction in accounts payable and accrued liabilities and expenses of approximately $1.1 million from December 31, 2013, we’ve comprehensibly improved the Company’s financial position.”

Teleconference and Webcast

The Company will host a teleconference and webcast today at 4:30 PM ET to discuss these results with the financial community.

Date:  Tuesday, March 31, 2015
Time:  4:30 p.m. Eastern Time (3:30 pm CT, 1:30 pm PT)

Investor Dial-In (Toll Free):  877-407-0781
Investor Dial-In (International):  201-689-8568
Live Web Cast: http://www.investorcalendar.com/IC/CEPage.asp?ID=173746

A replay of the teleconference will be available until April 14, 2015, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter conference ID #13604544 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the years ended December 31, 2014 and 2013, the Company excluded items in the following general categories, each of which are described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous year.

•	Gain on sale of product line: In the first quarter of 2011, the Company sold its Series 5 Power Line Carrier product line and related business assets under an Asset Purchase Agreement (“APA”). Per the APA, the Company signed an unsecured promissory note due to the purchaser. The note contains certain earn-out provisions that encompass both the Company’s and the purchaser’s revenue volumes. In the second quarter 2013, the Company recorded a gain associated with the earn-out provision. The Company does not consider these ongoing transactions, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of these transactions helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•	Impairment of goodwill: In the fourth quarter of 2013, the Company recorded a non-cash charge of $2.8 million based upon management’s assessment of the carrying value of the Company’s goodwill at December 31, 2013. The Company does not consider the non-cash impairment charge to be indicative of operating performance. Therefore the Company does not consider the inclusion of this charge to be useful in assessing its current financial performance compared to previous periods as well as prospects for the future.

2

Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet is a leading provider of intelligent automation solutions throughout commercial markets worldwide. The Internet of Things (IoT), offers considerable energy cost reductions, staff productivity enhancements and carbon footprint reductions through intelligent networked communications, improved asset utilization and data analytics. IoT platforms like Telkonet’s EcoSmart enable users to achieve savings, value and service through networked connectivity providing monitoring, control, analytics, convenience and the ability to participate with the emerging Smart Grid through automated demand response initiatives. Telkonet serves vertical markets that have established the company as a leading networking, efficiency and energy management technology provider. Those markets consist of Hospitality, Education, Military, Government, Healthcare and Public Housing. Telkonet’s business divisions include EcoSmart, a networked automation platform featuring Recovery Time technology offering cost savings, energy reductions, optimized asset utilization and improved comfort, and EthoStream®, one of the largest hospitality High-Speed Internet Access networks in the world providing public Internet access to more than 8 million monthly users.

For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.

www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

3

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE YEARS ENDED DECEMBER 31,

(Unaudited)

	2014	2013
Net income (loss)	$42,830	$(3,994,731)
Interest expense, net	40,273	18,141
Provision for income taxes	201,853	349,823
Depreciation and amortization	275,236	258,517
EBITDA	560,192	(3,368,250)
Adjustments:
Gain on sale of product line	–	(41,902)
Impairment of goodwill	–	2,774,016
Stock-based compensation	15,046	89,565
Adjusted EBITDA	$575,238	$(546,571)

4

TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Revenues, net:
Product	$10,973,544	$10,123,407
Recurring	3,822,987	3,766,439
Total Net Revenues	14,796,531	13,889,846

Cost of Sales:
Product	6,504,630	6,034,294
Recurring	1,053,215	1,069,558
Total Cost of Sales	7,557,845	7,103,852

Gross Profit	7,238,686	6,785,994

Operating Expenses:
Research and development	1,312,488	1,174,048
Selling, general and administrative	5,366,006	6,248,082
Impairment of goodwill	–	2,774,016
Depreciation and amortization	275,236	258,517
Total Operating Expenses	6,953,730	10,454,663

Income (Loss) from Operations	284,956	(3,668,669)

Other (Expenses) Income:
Interest income (expense), net	(40,273)	(18,141)
Gain on sale of product line	–	41,902
Total Other (Expenses) Income	(40,273)	23,761

Income (Loss) Before Provision for Income Taxes	244,683	(3,644,908)

Provision for Income Taxes	201,853	349,823

Net Income (Loss)	42,830	(3,994,731)

Accretion of preferred dividends and discount	(138,233)	(905,977)

Net loss attributable to common stockholders	$(95,403)	$(4,900,708)

Net loss per common share:
Net loss attributable to common stockholders per common share – basic	$(0.00)	$(0.04)
Net loss attributable to common stockholders per common share – diluted	$(0.00)	$(0.04)
Weighted Average Common Shares Outstanding – basic	125,035,612	114,670,433
Weighted Average Common Shares Outstanding – diluted	125,035,612	114,670,433

5